                               BELL, BOYD & LLOYD
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207

                                  312 372 1121
                                Fax: 312 372 2098


                                  May 21, 1999



         As counsel for Harris Associates Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-38953 on each of the dates listed below:


         Series                              Date of Opinion          Date of Filing
         ------                              ---------------          --------------
The Oakmark International Fund               July 23, 1992            February 28, 1997
The Oakmark Small Cap Fund                   September 20, 1995       February 28, 1997
The Oakmark Equity and Income Fund           September 20, 1995       February 28, 1997
The Oakmark International Small Cap Fund     September 20, 1995       February 28, 1997
The Oakmark Select Fund                      October 22, 1996         October 23, 1996
The Oakmark Fund                             November 1, 1998         November 5, 1998

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                        /s/ Bell, Boyd & Lloyd